EXHIBIT 23.14



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of Cendant Corporation on Form S-8 of our report dated June 28, 1997 appearing in the Annual Report on Form 11-K of the HFS Incorporated Employee Savings Plan for the years ended December 31, 1996 and 1995.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
December 16, 1997